UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934

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E-centives, Inc.

(Name of Registrant as Specified in Its Charter)

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November 3, 2005

Dear E-centives Stockholders:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of E-centives, Inc. to be held on Thursday, December 22, 2005 at 1:00 p.m., Eastern Daylight Time, at our offices at 6901 Rockledge Drive, 6th Floor, Bethesda, Maryland, U.S.A. The matters to be acted upon at the Annual Meeting, as well as other important information, are set forth in detail in the accompanying Proxy Statement which you are urged to review carefully.

It is important that your shares be represented at the meeting whether or not you plan to attend. Included with these soliciting materials is a proxy card for voting, an envelope, postage prepaid, in which to return your proxy, instructions for voting by telephone or on the Internet, as well as our Annual Report to Stockholders.

We look forward to receiving your vote and seeing you at the meeting.

Sincerely yours,

Kamran Amjadi

Chairman and Chief Executive Officer

The date of this Proxy Statement is November 3, 2005, and it is first being mailed to stockholders on or about November 7, 2005.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 22, 2005

To Our Stockholders:

Notice is hereby given that our Annual Meeting of Stockholders will be held on Thursday, December 22, 2005 at 1:00 p.m., Eastern Standard Time, at our offices at 6901 Rockledge Drive, 6th Floor, Bethesda, Maryland, U.S.A., and thereafter as it may from time to time be adjourned for the purposes stated below:

1. To elect four Directors to our Board of Directors for the ensuing year and until their successors are elected;

2. To ratify the designation of BDO Seidman, LLP as our independent registered public accounting firm; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The above matters are described in the Proxy Statement. All of our stockholders are cordially invited to attend the Annual Meeting. Only holders of record of our common stock and Series C convertible preferred stock at the close of business on October 26, 2005 will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof, either in person or by proxy.

A copy of our annual report on form 10-KSB, as filed with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 2004, accompanies this proxy statement.

By order of the Board of Directors,

Kamran Amjadi

Chairman and Chief Executive Officer

Bethesda, Maryland

November 3, 2005

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card in the postage prepaid envelope or vote by telephone or through the Internet as instructed on the proxy card. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. You may, if you wish, revoke your proxy at any time before it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If you submit your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. (E.D.T.) on the day before the meeting.

E-CENTIVES, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 22, 2005

VOTING RIGHTS AND PROCEDURE

Only holders of record of our common stock and Series C convertible preferred stock at the close of business on October 26, 2005, will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. On October 26, 2005, there were issued and outstanding 62,153,956 shares of common stock and 3,239,986 shares of Series C convertible preferred stock, all of which are entitled to vote.

Each share of our common stock of record on such date will be entitled to one vote on all matters to be voted upon at the Annual Meeting, including the election of Directors. Each share of our Series C convertible preferred stock of record on such date will be entitled to 10 votes on all matters to be voted upon at the Annual Meeting, including the election of Directors. Our common stock and Series C convertible preferred stock vote together as a single class. Holders of a majority of the votes represented by the shares of our common stock and Series C convertible preferred stock present at the meeting in person or represented by proxy at the Annual Meeting, voting as a single class, may approve most actions submitted to the stockholders. Cumulative voting in the election of Directors is not permitted.

A majority of the outstanding shares of our voting stock represented in person or by proxy and entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. For purposes of voting on the matters described herein, at any meeting of stockholders at which a quorum is present, the required vote is as follows: (a) the affirmative vote of a plurality of the shares of votes represented by the shares of our common stock and Series C convertible preferred stock present at the meeting in person or represented by proxy at the Annual Meeting, voting as a single class, is required to elect the four nominees for Directors and (b) the affirmative vote of a majority of votes represented by the shares of our common stock and Series C convertible preferred stock present at the meeting in person or represented by proxy at the Annual Meeting, voting as a single class, is required to ratify the designation of BDO Seidman, LLP as our independent registered public accounting firm and to approve any other matters at the Annual Meeting. Therefore, the aggregate number of votes cast by all stockholders present in person or by proxy will be used to determine whether a motion will carry.

Shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Since Directors will be elected by a favorable vote of a plurality of the votes present at the meeting in person or represented by proxy at the Annual Meeting, abstentions from the election of Directors will not affect the election of the candidates receiving the most votes. With respect to all other proposals to come before the meeting, abstentions will have the same effect as votes against such proposal. Shares represented by brokers who are prohibited from exercising discretionary authority because the beneficial owners of such shares have not provided voting instructions, commonly referred to as “broker non-votes”, will be counted as present for determining the presence of a quorum, but will not be counted for any purpose in determining the election of Directors and will have no effect on other proposals.

All Proxies in the enclosed form of proxy that are properly executed and returned to us prior to commencement of voting at the Annual Meeting will be voted at the Annual Meeting or any adjournments or postponements thereof in accordance with the instructions thereon. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors.

All valid Proxies received may be voted at the discretion of the proxy holders named therein for adjournments or postponements or other matters that may properly come before the Annual Meeting. The proxy holders may exercise their discretion to vote all valid Proxies for an adjournment or postponement in the absence of a quorum, to the extent necessary to facilitate the tabulation process or in other cases.

All votes will be tabulated by the inspector of elections (the “Inspector”) appointed for the Annual Meeting who will, for each proposal to be voted on, determine the number of shares outstanding, the number of shares entitled to vote, the number of shares represented at the Annual Meeting, the existence of a quorum, and the authenticity, validity and effect of all proxies received by the Company. The Inspector will also separately tabulate affirmative and negative votes and broker “non-votes,” and determine the result for each proposal.

REVOCATION OF PROXIES

You may revoke your proxy at any time by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder’s proxy. If you submit your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date. The telephone and Internet voting facilities for stockholders of record will close at 12:01 a.m. (E.D.T.) on the morning of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Our bylaws provide for a minimum of three and a maximum seven Directors, such number to be determined by resolution of the Board of Directors. In accordance with the bylaws, the Board of Directors has currently set the number of Directors at four, and our Board of Directors recommends the election as Directors of the four nominees listed below. The four nominees, if elected, would hold office until their successors are elected and qualified or until their earlier death, resignation or removal.

The following table sets forth the name and age, as of the date of this proxy statement, of each nominee for Director, indicating all positions and offices with the Company currently held by him, and the period during which he has served as a Director:

NAME OF NOMINEE	AGE	POSITION WITH E-CENTIVES	DIRECTOR SINCE
Kamran Amjadi (1)	41	Chief Executive Officer	1996
Mehrdad Akhavan	42	President, Chief Marketing Officer, President and Secretary	1996
Peter Friedli (2)	51	—	1996
Sean Deson	42	—	2004

(1)	Mr. Amjadi was a member of the Board of Directors from August 1996 through June 2004, when he resigned as Chairman and Chief Executive Officer. In April 2005, he was re-appointed Chairman of the Board when he was re-named Chief Executive Officer.
(2)	Mr. Friedli is a member of the Compensation Committee.

It is intended that shares represented by Proxies in the accompanying form will be voted “FOR” the election of the nominees named above unless a contrary direction is indicated. The Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.

The affirmative vote of a plurality of the votes represented by shares of our common stock and Series C convertible preferred stock present in person or represented by proxy at the Annual Meeting, voting together as a single class, is required to elect the Director nominees. The biographies of Messrs. Amjadi, Akhavan, Friedli and Deson appear below in the “Directors, Executive Officers and Key Employees” section.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

RATIFYING THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 2)

The Board of Directors has appointed BDO Seidman, LLP (“BDO”) as our independent registered public accounting firm for the year ending December 31, 2005. If a majority of votes cast at the meeting is not voted for ratification of this selection of auditors, the Board of Directors will reconsider its appointment of BDO as independent registered public accounting firm for the year ending December 31, 2005. The Company’s bylaws do not require that the stockholders ratify the appointment of BDO as our independent auditors. This proposal is being submitted to the stockholders because the Company believes it is a matter of good corporate practice. If the stockholders do not ratify the appointment, the adverse vote will be considered as a direction to the Board of Directors to consider the selection of other auditors for the following fiscal year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the fiscal year ending December 31, 2005 will be permitted to stand unless the Board of Directors finds other good reason for making a change. Even if the appointment is ratified, the Board of Directors in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

We have been advised by BDO that neither that firm nor any of its associates has any relationship with us other than the usual relationship that exists between independent registered public accounting firm and clients.

A representative of BDO is expected to be present at the meeting, will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

The affirmative vote of a majority of the votes represented by shares of our common stock and Series C convertible preferred stock present in person or represented by proxy at the Annual Meeting, voting together as a single class, is required to ratify the appointment of BDO as our auditor.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

Executive Officers, Key Employees and Directors

The following table presents information about each of our executive officers, key employees and Directors as of the date of this proxy statement.

NAME	AGE	POSITION(S) WITH COMPANY
Kamran Amjadi	41	Chief Executive Officer and Chairman
Mehrdad Akhavan	42	Chief Marketing Officer, President, Secretary and Director
Tracy Slavin	35	Chief Financial Officer
Paul Wassem	35	President of ConsumerREVIEW.com
Wendy Roberts	41	Senior Vice President, Business Development
John Hoffman	46	Vice President of Network Operations
Amori Langstaff	34	Vice President of Client Services
Peter Friedli	51	Director
Sean Deson	42	Director

Kamran Amjadi served as our Chairman and Chief Executive Officer from August 1996 (when he co-founded our business) through June 2004 when he resigned as Chief Executive Officer and Chairman. From June 2004 through April 2005 he worked as a consultant for the Company and in April 2005 he was re-appointed our Chairman and Chief Executive Officer. From September 1990 until August 1996, Mr. Amjadi was the Executive Vice President and Director of United States Operations for MP Technologies, a software company. From July 1986 until August 1990, Mr. Amjadi was a software engineer with the Hewlett-Packard Corporation.

Mehrdad Akhavan was appointed to the new position of Chief Marketing Officer in April 2005. From June 2004 through April 2005 he served as our Chief Executive Officer. Prior to that time, he served as our President and Chief Operating Officer since October 1999, having served as our Executive Vice President and Secretary since he co-founded our business in August 1996. Mr. Akhavan was elected to our Board of Directors in October 1996. From December 1994 until August 1996, Mr. Akhavan was President of TechTreK, a children’s computer entertainment and education center. From January 1991 until December 1994, Mr. Akhavan was President of Trident Software, a company he co-founded, which digitized works of art.

Tracy Slavin became our Chief Financial Officer in June 2004. Ms. Slavin joined us in September 2000, and until her promotion served as Controller and Senior Director of Accounting. Ms. Slavin, a CPA, has an MBA and corporate accounting, finance and auditing experience. Prior to joining the Company, she served as Vice President of Accounting for Thomson Financial, a division of The Thomson Corporation, a leading provider of financial information, analysis, research and software products. From 1993 to 1997, Ms. Slavin served as Assistant Controller for Phillips International, Inc., a consumer and business-to-business information company. Ms. Slavin began her career as an auditor with PricewaterhouseCoopers LLP.

Paul Wassem is the President of our ConsumerREVIEW division. He joined us in December 2002, when we acquired ConsumerREVIEW, as Vice President and General Manager. Prior to the acquisition, he was the President and CEO of ConsumerREVIEW, Inc. Before joining ConsumerREVIEW, Inc. in June 2000, he was a channel manager at BuyersEdge.com, an online marketplace backed by CMGI @ Ventures. From 1998 to 2000, Paul was vice president and general manager of GSS, Inc., a start-up staffing firm. Until 1998, he was a general manager at Borg-Warner Security Corporation. During his nine years at Borg-Warner, Paul was promoted from front-line sales and consulting positions to executive general management.

Wendy Roberts was promoted to Senior Vice President, Business Development in March 2003. She was hired as our Vice President of Emerging Markets in May 2002. Wendy brings more than 18 years of experience in the areas of new business development, management consulting and strategic planning. From 1997 to 2001, she served as Senior Partner at ionStrategy and served as Vice President of New Business Development and as Partner of Strategy at Agency.com, a leader in the development of Digital Relationship Management for Fortune 1000 companies. There she developed and grew vertical market strategies and relationships in the areas of Pharmaceuticals, Financial Services and Insurance, High Technology, Retail and Travel. Through various senior roles in Sales, Marketing, Consulting and Client Management areas, Wendy has lead efforts to develop Relationship Management strategies for many leading companies.

John Hoffman oversees our internal and external computer services, security and operation as our Vice President of Network Operations. He became a member or our team when we acquired BrightStreet.com in December 2001. At BrightStreet Inc.’s he oversaw their network infrastructure, where he managed more than 24 systems providing scalability and high availability architectures. John brings more than 19 years of experience in computer operations, software development and security. He has obtained varied development and operational experience both in high security government work and the Internet. Prior to BrightStreet, he held various positions at Lockheed Missile & Space Company, from 1998 to 2000, and at Netcom Online Communications, from 1994 to 1998.

Amori Langstaff, our Vice President of Client Services, joined us in March 2000. Amori oversees all client implementations, managing such processes as account services, business strategy, performance analyses and production. She brings to the Company ten years of experience designing and delivering results-based database and customer loyalty marketing solutions for retail and hospitality companies, including the Mandarin Oriental Hotel Group, Asset Marketing and Regent International Hotels. Amori has extensive experience in creating and implementing marketing campaigns, customer segmentations, database marketing programs and corporate business plans, and in leading consultative client engagements. At the Company, her contributions have promoted better and more profitable client relationships, streamlined sales and fulfillment processes.

Peter Friedli co-founded our business in August 1996. Mr. Friedli was elected to our Board of Directors in October 1996. Mr. Friedli has been the principal of Friedli Corporate Finance, Inc., a venture capital firm, since its inception in 1986. Prior to joining Friedli Corporate Finance, Mr. Friedli worked as an international management consultant for service and industrial companies in Europe and the U.S. Mr. Friedli also serves as the President of New Venturetec, Inc., a publicly traded Swiss venture capital investment company and currently serves as a Director of VantageMed Corporation, a publicly traded provider of healthcare information services. He also serves as a Director in certain private companies.

Sean Deson was named as a Director in April 2004. He was appointed Chairman in June 2004 and held the position until April 2005, when Mr. Amjadi returned to the Company as the Chief Executive Officer and was re-appointed Chairman. In 1999, Mr. Deson founded Deson & Co. and Deson Ventures, which are technology focused investment related firms. Prior to founding his investment firms, Mr. Deson was a Senior Vice President at Donaldson, Lufkin & Jenrette, now Credit Suisse First Boston. Mr. Deson spent 10 years at Donaldson, Lufkin & Jenrette. Messrs. Friedli and Deson have co-invested in a number of companies.

Board Of Directors

During 2004 our Board of Directors included Kamran Amjadi, Mehrdad Akhavan, Peter Friedli and Sean Deson. Mr. Amjadi served as Chairman until June 2004, when he resigned as Chief Executive Officer and Chairman. Mr. Deson, who was named a Director in April 2004, was appointed Chairman on June 22, 2004. In April 2005, when Mr. Amjadi rejoined the Company as Chief Executive Officer, he was re-appointed Chairman. Mr. Deson remains as a Director.

During 2004, our Board of Directors met 15 times and acted 1 time by unanimous written consent, and each of our directors attended at least 75% of the meetings. The Board of Directors only has one standing committee, the Compensation Committee. We do not have a standing Audit Committee or a standing Nominating Committee because our Board of Directors has consisted of only three or four members and it has been determined that the entire Board of Directors adequately serves the functions of both an Audit Committee and a Nominating Committee.

Compensation Committee. The Compensation Committee determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of other employees and consultants. The Compensation Committee also administers our various incentive compensation, stock and benefit plans. During 2004, the Compensation Committee consisted of Mr. Friedli and met 2 times during the year.

Director Compensation. We do not currently compensate our Directors who are also employees. Each non-employee Director currently is reimbursed for reasonable travel expenses for each board meeting attended. Through the year ended December 31, 2004, each non-employee Director received 10,000 stock options per year of service, with vesting one year from the date of grant. When Mr. Deson agreed to serve as Chairman of the Board in June 2004, we awarded him 50,000 shares of our common stock. Starting in 2005, each non-employee Director will receive 100,000 shares of our common stock.

Compensation Committee Interlocks and Insider Participation. None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Stockholder Communications with Directors. Company stockholders who want to communicate with the Board of Directors or any individual Director can write to:

E-centives, Inc.

Board Administration

6901 Rockledge Drive, 6th Floor

Bethesda, MD 20817

Letters should indicate that you are a Company stockholder. Depending on the subject matter, management will:

•	Forward the communication to the Director or Directors to whom it is addressed;

•	Attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded and will make those communications available to the Directors on request.

Limitation of Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that our Directors will not be personally liable to us, or our stockholders, for monetary damages for breach of their fiduciary duties as a Director, except for liability:

•	for any breach of the Director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under a provision of Delaware law relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock; or

•	for any transaction from which the Director derives an improper personal benefit.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a Director for breach of his or her duty of care.

Our bylaws provide for the indemnification of our Directors and officers and any person who is or was serving at our request as a Director, officer, employee, partner or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise. This indemnification is provided to the fullest extent authorized by, and subject to the conditions set forth in, the Delaware General Corporation Law. This indemnification will include the right to advanced payment of expenses by us of any proceeding for which indemnification may be had in advance of its final disposition.

Code of Ethics

We have adopted a Code of Ethics that applies to our Directors and to all of our employees, including our chief executive officer and chief financial officer. Our Code of Ethics has been distributed to all employees and is available at our website (www.e-centives.com). Any additions or amendments to the Code of Ethics, and any waivers of the Code of Ethics for executive officers or our Directors, will be posted on the Company’s website.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid during the years ended December 31, 2004, 2003 and 2002 to our current and previous Chief Executive Officers and our other executive officers as of December 31, 2004, and three other most highly compensated employees for the year ended December 31, 2004 (collectively, the “Named Executive Officers”).

	Year						Long-Term Compensation	All Other Compensation
		Annual Compensation					Securities Underlying Options
Name and Principal Position(s) (1)		Salary ($)		Bonus ($)	Other ($)
Kamran Amjadi	2004	$98,077	(8)	$—	$—		—	$84,532	(10)
Chairman and Chief Executive Officer (2)	2003	$160,083	(8)	$25,000	$—		3,311,971	$—
	2002	$170,000		$—	$—		—	$—

Mehrdad Akhavan	2004	$135,000	(8)	$—	$—		—	$—
Chief Marketing Officer, President, Secretary and Director (3)	2003	$141,250	(8)	$25,000	$—		1,868,256	$—
	2002	$150,000		$—	$—		—	$—

Tracy Slavin	2004	$130,102	(8)	$—	$—		305,000	$—
Chief Financial Officer (4)	2003	$129,841	(8)	$11,500	$—		45,000	$—
	2002	$122,954		$5,750	$—		—	$—

Paul Wassem	2004	$138,030		$4,441	$—		—	$—
President of ConsumerREVIEW.com (5)	2003	$136,525		$3,347	$—		134,000	$—
	2002	$10,750		$—	$—		—	$—

Wendy Roberts	2004	$180,000	(8)	$—	$—		—	$—
Senior Vice President, Business Development (6)	2003	$188,333	(8)	$—	$—		350,000	$—
	2002	$116,667		$—	$—		150,000	$—

James Thomas	2004	$87,550		$—	$71,181	(9)	—	$—
Sales Manager of ConsumerREVIEW.com (7)	2003	$87,125		$—	$64,350	(9)	10,500	$—
	2002	$7,083		$—	$4,595	(9)	—	$—

(1)	Position with the Company as of August 31, 2005.
(2)	Kamran Amjadi resigned as our Chairman and Chief Executive Officer in June 2004 and worked for the Company as a consultant until April 2005, when he was re-appointed our Chairman and Chief Executive Officer.

(3)	Mehrdad Akhavan served as our Chief Executive Officer from June 2004 until April 2005, when Mr. Amjadi was re-appointed our Chairman and Chief Executive Officer. He was previously President and Chief Operating Officer.
(4)	Tracy Slavin joined the Company in September 2000 as Controller and in June 2004 she was promoted to Chief Financial Officer.
(5)	Paul Wassem joined the Company in December 2002 as General Manager of the ConsumerREVIEW.com division and in September 2004 he was promoted to President of the ConsumerREVIEW.com division.
(6)	Wendy Roberts joined the Company in May 2002 as Vice President of Emerging Markets and in March 2003 she was promoted to Senior Vice President, Business Development.
(7)	James Thomas joined the Company in December 2002.
(8)	Salaries for 2004 and 2003 included a 10% deferral that began in mid- 2003.
(9)	Commissions.
(10)	Consulting fees and reimbursement of business expenses.

Option Grants In Last Fiscal Year

The following table contains information concerning grants of stock options made to each of the Named Executive Officers during the year ended December 31, 2004:

	Number of Shares of Common Stock Underlying Options Granted	% of Total Options Granted to Employees in 2004	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5%	10%
Mehrdad Akhavan	—	0.0%	$—		$—	$—
Kamran Amjadi	—	0.0%	$—		$—	$—
Tracy Slavin	305,000	36.0%	$0.13	06/22/14	218,693	371,718
Paul Wassem	—	0.0%	$—		—	—
Wendy Roberts	—	0.0%	$—		—	—
James Thomas	—	0.0%	$—		—	—

Aggregated Option Exercises and Holdings

The following table presents information with respect to stock options exercised by each of our Named Executive Officers during the year ended December 31, 2004 and stock options owned by each of our Named Executive Officers at December 31, 2004 on an aggregated basis.

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mehrdad Akhavan	—	—	2,243,256	—	$515,201	$—
Kamran Amjadi	—	—	2,986,791	—	720,243	—
Tracy Slavin	—	—	26,250	327,500	3,102	90,313
Paul Wassem	—	—	33,500	67,000	8,903	17,806
Wendy Roberts	—	—	250,000	250,000	48,259	48,259
James Thomas	—	—	6,263	5,025	1,664	1,335

Securities Authorized for Issuance Under Equity Compensation Plans

Below is information as of December 31, 2004 with respect to compensation plans under which equity securities are authorized for issuance.

	A		B	C
	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders (1)	7,881,903	(2)	$1.23	13,028,097	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	7,881,903			13,028,097

(1)	Plans approved by stockholders include the Amended and Restated Stock Incentive and Option Plan.
(2)	90,000 options were granted to Peter Friedli, one of our Directors, as compensation for a non-employee member of our board of Directors.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has prepared the following report on the Company’s policies with respect to the compensation of executive officers for the fiscal year ended December 31, 2004. This report, as well as the performance chart on page 19, are not soliciting materials, are not deemed filed with the SEC, and are not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

The Compensation Committee is charged with making decisions with respect to the compensation of the Company’s executive officers and administering the Company’s incentive compensation, stock and benefit plans. During 2004, the Compensation Committee consisted of Mr. Friedli.

Compensation Policies Toward Executive Officers.

The compensation policies of the Company are designed to attract, motivate and retain experienced and qualified executives, increase the overall performance of the Company, increase stockholder value, and enhance the performance of individual executives.

The Compensation Committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses awarded based on the Company’s overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. In addition, it is the policy of the Company to grant stock options to executives upon their commencement of employment and thereafter as determined by the Compensation Committee in order to strengthen the alliance of interest between such executives and the Company’s stockholders and to give executives the opportunity to reach the top compensation levels of the competitive market depending on the Company’s performance, as reflected in the market price of the Company’s common stock.

The following describes in more specific terms the elements of compensation that implement the Compensation Committee’s compensation policies, with specific reference to compensation reported for 2004.

Base Salaries. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer companies in the Company’s geographic region. The Compensation Committee reviews the base salaries of executive officers based upon, among other things, individual performance and responsibilities.

The Chief Executive Officer recommends annual salary adjustments by evaluating the performance of each executive officer after considering new responsibilities and the previous year’s performance. The Compensation Committee performs the same review when evaluating the performance of the Chief Executive Officer. Individual performance ratings take into account such factors as achievement of specific goals that are driven by the Company’s strategic plan and attainment of specific individual objectives.

Bonuses. The Company’s bonuses to its executive officers are based on both corporate and individual performance. The corporate performance factors include, among other things, revenue and earnings targets established in the Company’s annual budget.

Stock-Based Compensation. A third component of executive officers’ compensation consists of awards under the Company’s Amended and Restated Stock Option and Incentive Plan, pursuant to which the Company grants executive officers and other key employees options to purchase shares of common stock.

The Compensation Committee grants stock options to the Company’s executives in order to align the interests of those executives with the interests of the stockholders. Stock options are considered by the Compensation Committee to be an effective long-term incentive because the executives’ gains are linked to increases in the value of the common stock, which in turn results in stockholder gains. The Compensation Committee generally grants options to new executive officers and other employees upon their commencement of employment with the Company and thereafter as determined by the Compensation Committee. The options generally are granted at an exercise price equal to the closing market price of the common stock on the trading day of the date of grant. Options granted typically vest over a period of four years following the date of grant. The maximum option term is ten years. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for the Company’s stockholders through appreciation of stock price. Management of the Company believes that stock options have been helpful in attracting and retaining skilled executive personnel.

During 2004 the Company granted stock options to purchase an aggregate of 847,000 shares of common stock to 18 employees, with 305,000 options granted to an executive officer. The per share option exercise prices of options granted during 2004 ranged from $0.13 to $0.57.

Other. The Company has a tax-qualified employee savings plan, which covers all of its employees. Eligible employees may defer up to 25% of their pre-tax earnings, subject to the Internal Revenue Service’s annual contribution limit. The 401(k) plan permits the Company to make additional discretionary matching contributions on behalf of all participants in the 401(k) plan in an amount determined by the Company, although it currently does not do so. The 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code of 1986 so that contributions by employees or by the Company to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan, and so that contributions made by the Company, if any, will be deductible by the Company when made.

Chief Executive Officer Compensation. The executive compensation policy described above is applied in setting the Chief Executive Officer’s compensation. The Chief Executive Officer’s compensation generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of an annual base salary, a potential annual cash bonus and, potentially, long-term equity-linked compensation in the form of stock options. The Compensation Committee’s general approach in establishing the Chief Executive Officer’s compensation’s compensation is to be competitive with peer companies, but to have a percentage of his target compensation based upon certain performance criteria and targets established in the Company’s strategic plan.

During the year ended December 31, 2004, the Company had two Chief Executive Officers. Kamran Amjadi served as Chief Executive Officer through mid June 2004 and Mehrdad Akhavan served as Chief Executive Officer from mid June 2004 through the end of the year.

Mr. Amjadi’s, compensation included $98,077 in base salary (which reflected a 10% deferral that began in June 2003) and $84,532 in consulting fees. Mr. Akhavan’s, compensation included $135,000 in base salary (which reflected a 10% deferral that began in June 2003). Both Mr. Amjadi’s and Mr. Akhavan’s compensation for 2004 was based on, among other factors, the Company’s performance and the 2004 compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies.

Respectfully submitted,

Peter Friedli

Compensation Committee

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Insider Participation

Peter Friedli, one of our stockholders and Directors has relationships with several of our investors and stockholders. He serves as the investment advisor to Venturetec, Inc., Pine, Inc., InVenture, Inc., Joyce, Ltd., Savetech, Inc., Spring Technology Corp. and USVentech, Inc. He also serves as President of US Venture 05, Inc. and Venturetec, Inc., as well as its parent corporation, New Venturetec AG. Mr. Friedli is also the President and a controlling stockholder of Friedli Corporate Finance. Mr. Friedli engaged in a number of transactions with us, both directly and through companies with which he has affiliations, as follows:

Preferred Stock Financing. In March 2005, we finalized the terms of a preferred stock financing with Friedli Corporate Finance, which consists of an offering of shares of a newly created series of preferred stock designated Series C convertible preferred stock. The Series C convertible preferred stock has an issue price of $4.00 per share, has an 8% cumulative dividend feature, is convertible into ten shares of the our common stock and has a liquidation feature providing for a payment of two times the initial purchase price upon a liquidation, dissolution, merger or sale of the Company. Associated with the preferred stock financing, as of September 30, 2005, we received $2,500,000 and issued 625,192 shares of Series C convertible preferred stock to InVenture, Inc., US Venture 05, Inc. and Venturetec, Inc.

In connection with the preferred stock financing, on March 31, 2005, each of InVenture, Inc., Pine, Inc. and Venturetec, Inc. (collectively, the “Noteholders”) agreed to exchange their existing convertible promissory notes (as described below) for shares of the newly created Series C convertible preferred stock. Under these exchange agreements, we issued shares of Series C convertible preferred stock to each of the Noteholders in exchange for their convertible promissory notes. Upon the exchange, the convertible promissory notes were immediately cancelled and we owe no further amounts thereunder. As additional consideration for participating in the exchange, each Noteholder will receive a warrant to purchase shares of the our common stock, which will be exercisable on or after February 2, 2009 only if the shares of Series C convertible preferred stock have not been converted into shares of common stock prior to that date. The exercise price for each warrant will be equal to twenty percent below the average of the market prices for the five trading days prior to, but not including, February 2, 2009.

Funding Commitment and Promissory Notes. In September 2002, Friedli Corporate Finance committed to provide us with a capital infusion of up to $20 million for continued operations and future business expansion purposes, to the extent that our existing funds are not sufficient to enable us to operate into the second quarter of 2004 and beyond. In consideration for the commitment, we issued 6,000,000 warrants to four investors. Mr. Friedli and Venturetec, Inc. each received 1,000,000 warrants, and the remainder were issued to unrelated third parties.

As part of this financing, in March 2003 we executed convertible promissory notes for an aggregate sum of up to $6 million, from which we could draw down against at any time and in any amount during the first two years of the notes. Subsequent to the issuance of the promissory notes, we agreed to assemble a syndicate of third parties to whom we would issue convertible promissory notes on terms similar to the March 2003 convertible promissory notes (as noted below). The aggregate dollar amount of the convertible promissory notes that were issued to third parties through the syndication process reduced, on a dollar-for-dollar basis, the $6 million convertible promissory notes and the balance, if any, was available to us under the initial $6 million commitment. During March 2004, the credit facility available to us was increased from $6 million to $12 million pursuant to amended notes. Through January 2005 we received an aggregate of $11,000,000, in connection with the issuance of convertible promissory notes. The terms of the notes include, among other things:

•	an 8% interest rate;

•	a maturity date three years from the date of issuance;

•	an automatic conversion feature, whereby the note automatically converts into shares of our common stock at a conversion rate, as defined in the note, on the date when the average trading price on the SWX Swiss Exchange of our common stock for 30 consecutive trading days has been equal to or greater than 2.75 CHF;

•	a one-time final payment charge of 10% of the principal for each year that the principal is not paid on or before each annual anniversary of the date the notes were issued (with a maximum of 30%); and

•	a security interest in substantially all of our assets.

As noted above, on March 31, 2005, convertible promissory notes totaling $9,750,000, along with associated accrued interest, were exchanged for Series C convertible preferred stock.

On August 19, 2005 we issued a convertible promissory note in the principal amount of $500,000 to Venturetec, Inc. and on September 30, 2005 we issued a convertible promissory note in the principal amount of $1,000,000 to US Venture 05, Inc. The terms of the note include, among other things:

•	an 10% interest rate;

•	a maturity date of December 31, 2005;

•	a conversion feature, whereby the principal amount of and accrued interest on the note is convertible at the option of the holder at any time into shares of Series C preferred stock at a conversion price of $4 per share;

•	a redemption feature, whereby the note may be redeemed by the Company at any time by payment of the principal amount of and accrued interest on the note to the holder; and

•	a security interest in substantially all of our assets.

The note issued on August 19, 2005 began to accrue interest as of June 25, 2005, the date on which Venturetec, Inc. delivered the $500,000 purchase price for the convertible promissory note to us.

Conversion of Debt of Consumer Review. Venturetec, Inc. and Pine, Inc. were debentureholders in Consumer Review, Inc. Therefore, as a result of our acquisition of substantially all of the assets of Consumer Review, Inc. in December 2002, Venturetec, Inc. and Pine, Inc. received 240,315 shares and 4,500 shares, respectively, of our Series B convertible preferred stock. Our shares of Series B convertible preferred stock automatically converted into shares of common stock in May 2005 at a conversion ratio of eight shares of common stock for each one share of Series B convertible preferred stock.

Rights Offering. As part of our October 2001 rights offering, we sold shares of our common stock to Venturetec. Inc. and Pine, Inc. Venturetec, Inc. and Pine, Inc. each delivered to us a promissory note dated as of October 19, 2001, with a maturity date of March 31, 2002, as consideration for the subscription price for the shares of common stock for which each company subscribed under the rights offering. Venturetec, Inc.’s note (which was only partial consideration for the purchase of the shares; the remainder was paid in cash) was in the principal amount of CHF 8,500,000 (approximately $5.2 million) and Pine, Inc.’s note was in the principal amount of CHF 8,687,530 (approximately $5.3 million). However, on January 22, 2002, Pine, Inc., Venturetec, Inc. and InVenture, Inc., all companies under common control, reallocated their share purchases and/or related promissory notes associated with the rights offering. The CHF 2,500,000 (approximately $1.5 million) in cash originally indicated as originating from Venturetec, Inc. was reallocated as follows:

•

In a private sale, InVenture, Inc. purchased from Pine, Inc. 1,041,667 shares of common stock, originally purchased by Pine, Inc. pursuant to the rights offering, for CHF 2,083,334. As part of this transaction, Pine, Inc. was credited with paying us CHF 2,083,334 (approximately $1.3 million) and delivered to us an amended and restated secured promissory note dated as of October 19, 2001, in the principal amount of CHF 6,604,196 (approximately $4.1 million), with 2% interest accruing from October 19, 2001 and a maturity date that was extended to May 15, 2002. We simultaneously returned Pine, Inc.’s original CHF 8,687,530 promissory note. All of the outstanding principal and interest under the promissory notes was fully received in April 2002.

•	Venturetec, Inc. paid us CHF 416,666 (approximately $256,000) and delivered to us an amended and restated secured promissory note dated as of October 19, 2001, in the principal amount of CHF 10,583,334 (approximately $6.5 million), with 2% interest accruing from October 19, 2001 and a maturity date that was extended to June 30, 2002. This CHF 10,583,334 reflects an increase in Venturetec, Inc.’s secured promissory note to CHF 11,000,000 (approximately $6.8 million), reflecting Venturetec, Inc.’s original subscription price for the shares of our common stock for which it subscribed under the rights offering, minus the CHF 416,666 payment. We simultaneously returned Venturetec, Inc.’s original CHF 8,500,000 promissory note. All of the outstanding principal and interest under the promissory notes was fully received in April 2002.

We engaged Friedli Corporate Finance to support us in connection with our 2001 rights offering. In association with this support, we reimbursed Friedli Corporate Finance approximately $100,000 in expenses.

Consulting Agreement. In July 1996, we entered into a consulting agreement with Friedli Corporate Finance, whereby Mr. Friedli provides us with financial consulting services and investor relations advice. There have been subsequent renewal agreements, with the most recent agreement expiring in December 2006. Pursuant to this agreement, Friedli Corporate Finance is paid $4,000 per month plus reimbursement of expenses related to Mr. Friedli’s services. Consulting expense under the Friedli Corporate Finance agreement was approximately $63,000 for each of the years ended December 31, 2004, 2003, and 2002, respectively. In addition, under the original agreement, we granted:

•	a preemptive right to purchase any debt or equity securities issued by us in a financing transaction;

•	a preemptive right to allocate 10% of the share offering in our initial public offering;

•	a veto right on a single capital expenditure of $500,000 or more until our initial public offering; and

•	a seat on our board of Directors and its Compensation Committee.

In October 2000, Friedli Corporate Finance permanently waived its rights to purchase shares of common stock in our initial public offering and our future offerings.

Funding Assistance. Mr. Friedli also earns fees for his help in raising funds for the Company. For help in securing the funds associated with the convertible promissory notes and preferred stock financing, from May 2003 through June 2005, Mr. Friedli was paid $1,365,000, which he has indicated to us will be distributed to a number of third party banks and individuals who assisted in financing efforts.

In addition, on December 8, 2003, Mr. Friedli was issued 345,000 warrants with an exercise price of $0.50 and an expiration date of December 8, 2007 in connection with his continued support of the business and his assistance with fundraising.

Loans to Members of Management and Board of Directors

We do not have any outstanding loans to officers or the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of September 30, 2005 for:

•	each person, or group of affiliated persons, who is the beneficial owner of more than five percent of either our outstanding common stock or our outstanding Series C convertible preferred stock;

•	each of our Named Executive Officers;

•	each of our Directors; and

•	all of our executive officers and Directors as a group.

Unless otherwise indicated, the address of each person identified is c/o E-centives, Inc., 6901 Rockledge Drive, 6th Floor, Bethesda, Maryland 20817.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a stockholder vote. The persons named in this table have sole voting power for all shares of our common stock shown as being beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days after the date of this proxy statement are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned
Name	Number	Percent of Class
Kamran Amjadi (1)	4,582,791	7.0
Mehrdad Akhavan (2)	2,903,256	4.5
Sean Deson	150,000	*
Peter Friedli (3)	63,829,721	66.1
c/o Friedli Corporate Finance AG
Freigutstrasse 5
8002 Zürich, Switzerland
Venturetec, Inc. (4)	19,282,253	26.6
c/o Friedli Corporate Finance AG
Freigutstrasse 5
8002 Zürich, Switzerland
New Venturetec AG (5)	19,282,253	26.6
c/o Friedli Corporate Finance AG
Freigutstrasse 5
8002 Zürich, Switzerland
InVenture, Inc. (6)	25,898,477	34.0
c/o Friedli Corporate Finance AG
Freigutstrasse 5
8002 Zürich, Switzerland
US Venture 05, Inc. (7)	3,750,000	5.7
c/o Friedli Corporate Finance AG
Freigutstrasse 5
8002 Zürich, Switzerland
Bank J Vontobel & Co AG	5,000,000	8.0
Bahnhofstrasse 3
8002 Zurich, Switzerland
Tracy Slavin (8)	15,000	*
Wendy Roberts (9)	375,000	*
James Thomas (10)	8,775	*
All executive officers and directors as a group (5 persons) (11)	71,480,768	70.2

*	Less than 1% of the outstanding shares of common stock.
(1)	Includes 2,986,791 shares issuable upon exercise of vested stock options.
(2)	Includes 2,243,256 shares issuable upon exercise of vested stock options.
(3)	Includes 90,000 shares issuable upon exercise of vested stock options, 1,907,000 shares issuable upon exercise of warrants and 32,399,860 shares issuable upon conversions of Series C preferred stock held by Mr. Friedli individually, as well as shares of common stock and common stock underlying warrants held by entities over which Mr. Friedli has control, as follows: InVenture, Inc.—11,983,337 shares of common stock and 13,915,140 shares issuable upon conversions of Series C preferred stock; Joyce, Ltd.—235,000 shares of common stock; Pine Inc.—291,000 shares of common stock and 137,000 shares issuable upon the exercise of warrants; Savetech, Inc.—165,383 shares of common stock; Spring Technology Corp.—177,520 shares of common stock; USVentech—145,750 shares of common stock; US Venture 05, Inc.—3,750,000 shares issuable upon conversions of Series C preferred stock and Venturetec, Inc.—9,035,263 shares of common stock, 1,000,000 issuable on exercise of warrants and 9,246,990 shares issuable upon conversions of Series C preferred stock. Mr. Friedli has sole voting and investment power with respect to 13,747,338 shares and shared voting and investment power with respect to 50,082,383 shares.
(4)	Includes 9,035,263 shares of common stock, 1,000,000 issuable on exercise of warrants and 9,246,990 shares issuable upon conversions of Series C preferred stock.
(5)	Includes 9,035,263 shares of common stock, 1,000,000 issuable on exercise of warrants and 9,246,990 shares issuable upon conversions of Series C preferred stock held by Venturetech, Inc. New Venturetec AG may be deemed to control Venturetec, Inc. by virtue of its ownership of 100% of Venturetec, Inc.’s capital stock and its corresponding right to elect Venturetec, Inc.’s directors, and, therefore, our capital stock owned by Venturetec, Inc. may also be deemed to be beneficially owned by New Venturetec, Inc. New Venturetech AG has shared voting and investment power with respect to 10,035,263 shares.
(6)	Includes 13,915,140 shares issuable upon conversions of Series C preferred stock.
(7)	Includes 3,750,000 shares issuable upon conversions of Series C preferred stock.
(8)	Includes 15,000 shares issuable upon exercise of vested stock options.
(9)	Includes 375,000 shares issuable upon exercise of vested stock options.
(10)	Includes 8,775 shares issuable upon exercise of vested stock options.
(11)	Includes 5,320,047 shares issuable upon exercise of vested stock options, 1,907,000 shares issuable upon exercise of warrants and 32,399,860 shares issuable upon conversions of Series C preferred stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING OBLIGATIONS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the U.S. Securities and Exchange Commission and the exchange on which our common stock is listed for trading. Those persons are required by regulations promulgated under the Exchange Act to furnish us with copies of all reports filed pursuant to Section 16(a). Based solely upon our review of such copies, we believe that for the year ended December 31, 2004 all our directors, executive officers and greater than ten percent beneficial owners reported on a timely basis all transactions required to be reported by Section 16(a), except that a report on Form 3 for Tracy Slavin was filed late.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Pre-Approval Policies and Procedures

As we do not have an Audit Committee, the Board of Directors has established a policy regarding pre-approval of all audit and non-audit services provided to us by our independent registered public accounting firm. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Board of Directors is requested. The Board of Directors reviews these requests and advises management if the Board of Directors approves the engagement of the independent auditor. On a periodic basis, management reports to the Board of Directors regarding the actual spending for such projects and services compared to the approved amounts. The projects and categories of service are as follows:

•	Audit fees: Professional services rendered for the audits of the financial statements of the Company and assistance with review of documents filed with the SEC.

•	Audit Related fees: Services related to employee benefit plan audits, business acquisitions, accounting consultations and consultations concerning financial and accounting and reporting standards.

•	Tax fees: Services related to tax compliance, including the preparation of tax returns, tax planning and tax advice.

•	All Other fees: Other services are pre-approved on an engagement-by-engagement basis.

The Board of Directors has met and held discussions with management and the independent registered public accounting firm. Management represented to the Board of Directors that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Board of Directors has discussed the consolidated financial statements with management and the independent registered public accounting firm. The Board of Directors discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, “Communication With Audit Committees” and SAS No. 90, “Audit Committee Communications.”

The Company’s independent registered public accounting firm also provided to the Board of Directors disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions With Audit Committees,” and the Board of Directors discussed with the independent registered public accounting firm that firm’s independence.

Principal Accounting Fees And Services

The Board of Directors has appointed BDO Seidman, LLP (“BDO”) as our independent registered public accounting firm for the year ending December 31, 2005. A representative of BDO is expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

In July 2004, with the approval of the Board of Directors, we decided to no longer engage KPMG LLP (“KPMG”) as our independent registered public accounting firm and on September 27, 2004 the Board of Directors engaged BDO as our independent registered public accounting firm. KPMG’s audit reports on our consolidated financial statements as of and for each of the years ended December 31, 2003 and December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG’s report on our consolidated financial statements as of and for the years ended December 31, 2003 and 2002, contained a separate paragraph stating that the “Company is dependent upon its principal shareholder for continued funding”. KPMG’s report on our consolidated financial statements as of and for the years ended December 31, 2003 and 2002, also contained a separate paragraph stating that “effective January 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No.142, Goodwill and Other Intangible Assets.”

The change in our independent auditors was previously reported, along with all required disclosures, on Form 8-Ks filed on October 1, 2004 and July 22, 2004.

Aggregate fees for professional services rendered to the Company by BDO for the year ended December 31, 2004 and KPMG for the year ended December 31, 2003 are summarized in the table below.

	2004	2003
Audit fees (1)	$128,000	$210,345
Audit Related fees	0	0
Tax fees (2)	25,000	33,380
All Other fees	0	0

Total fees	$153,000	$243,725

(1)	Audit fees include consents and review of and assistance with documents filed with the SEC.
(2)	Tax fees consisted of fees for tax consultation and tax compliance services.

STOCK PERFORMANCE CHART AND GRAPH

The following chart and graph each compares (i) the quarterly change in the cumulative total stockholder return on our common stock with (ii) the cumulative return of the Nasdaq Composite Index (the “Nasdaq”) and the Dow Jones Composite Internet Index (the “DJINET”). The graph assumes that the value of an investment in our common stock and in each index was $100 on October 3, 2000, the first day of trading for the Company’s common stock on the Swiss Exchange. The DJINET is composed of 40 companies selected by Dow Jones that generate a majority of their revenues from the Internet.

	E-CENTIVES (ECEN)	NASDAQ (IXIC)	DJINET (DJINET)
10/03/00	100.00	100.00	100.00
12/31/00	71.43	71.49	53.81
03/31/01	40.48	53.25	27.48
06/30/01	9.38	62.54	33.28
09/30/01	3.81	43.37	15.34
12/31/01	4.24	56.44	24.55
03/31/02	5.43	53.40	21.10
06/30/02	1.81	42.34	14.12
09/30/02	1.33	33.92	10.64
12/31/02	3.14	38.65	15.01
03/31/03	1.52	38.81	16.66
06/30/03	2.19	46.96	22.81
09/30/03	3.81	51.71	24.28
12/31/03	3.14	57.97	27.27
03/31/04	3.67	57.71	28.28
06/30/04	3.33	59.26	30.65
09/30/04	2.62	54.89	26.49
12/31/04	2.19	63.03	34.03
03/31/05	2.29	57.85	28.00
06/30/05	2.05	59.52	30.62
09/30/05	1.95	62.26	33.76

Note: Stock price performance shown in each of the Stock Performance Chart and Graph for our common stock is historical and not necessarily an indication of future price performance.

EXPENSES OF SOLICITATION

The cost of soliciting Proxies in the form enclosed herewith will be borne entirely by us. In addition to the solicitation of Proxies by mail, Proxies may be solicited by our officers and directors and our regular employees, without additional remuneration, by personal interviews, telephone, telegraph or otherwise. We may also utilize the services of our transfer agent, American Stock Transfer & Trust Company, and SIS SegaInterSettle AG, the Swiss security clearing system to provide broker search and proxy distribution services. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our stock and normal handling charges may be paid for such forwarding service.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

Any proposals by stockholders to be considered for inclusion in our proxy statement relating to the 2006 Annual Meeting of Stockholders must be in writing and received by us, at our principal office, not later than the close of business on July 3, 2006. Any stockholder who wishes to present a proposal at the 2006 Annual Meeting of Stockholders, but who does not request that the Company solicit proxies for the proposal, must submit the proposal to our principal office not earlier than August 2, 2006 and not later than September 1, 2006. Nothing in this paragraph shall be deemed to require us to include in the proxy statement and proxy relating to the 2006 Annual Meeting of Stockholders any stockholder proposal that does not meet all of the requirements for such inclusion in effect at that time.

Our management knows of no other business presented for action by the stockholders at the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, the enclosed proxy authorizes the persons named therein to vote the shares represented thereby in their discretion.

By order of the Board of Directors,

Kamran Amjadi

Chairman and Chief Executive Officer

REVOCABLE PROXY

E-CENTIVES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

The undersigned stockholder of E-centives, Inc. (the “Company”) hereby appoints Kamran Amjadi, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned stockholder at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Standard Time, on Thursday, December 22, 2005, at our offices at 6901 Rockledge Drive, 6th Floor, Bethesda, Maryland, U.S.A., and at any adjournments or postponements thereof, upon the following matters:

The Board of Directors recommends a vote “FOR” Proposal One and Proposal Two.

PROPOSAL	ONE: ELECTION OF FOUR DIRECTORS TO THE BOARD OF DIRECTORS TO SERVE UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

` FOR all nominees listed below (except as marked to the contrary)

` WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: To withhold authority to vote for an individual nominee, cross out that nominee’s name below.)

Nominees:	Kamran Amjadi Mehrdad Akhavan

Peter Friedli Sean Deson

` ABSTAIN

This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL ONE.

PROPOSAL	TWO: RATIFICATION OF APPOINTMENT OF BDO SEIDMAN LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING.

` FOR ratification of appointment of BDO Seidman LLP.

` AGAINST ratification of appointment of BDO Seidman LLP.

` ABSTAIN

This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL TWO.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

` I PLAN TO ATTEND THE 2005 ANNUAL STOCKHOLDERS MEETING

Date:             , 2005

(Signature of Stockholder or

Authorized Representative)

(Print name)

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. In the case of ownership in the name of two or more persons, both persons should sign.

(List number of shares of stock held in each class; indicate class(es))

Your vote is important!

VOTE BY INTERNET—www.voteproxy.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800- PROXIES (or 1-800-776-9437) Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided.

Do not return your Proxy Card if you are voting by Telephone or Internet.

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